UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

ALICO, INC.

 (Name of Registrant as Specified In Its Charter)

N/A

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

____________________

Notice of Annual Meeting of Shareholders

To be held February 28, 2014

____________________

January 28, 2014
Alico, Inc. Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company” or “Alico” or referred to as “we”, “us”, or “our” in this Notice and Proxy Statement) will be held at Florida Gulf Coast University, 10501 FGCU Blvd. South, Fort Myers, Florida 33965, Alico Arena, on February 28, 2014, at 10:00 a.m. Eastern Standard Time, for the following purposes:

1.	To elect the nine nominees named in the attached Proxy Statement as directors to serve on our Board of Directors. These nine directors will serve until the next Annual Meeting or until their respective successors have been elected and qualified.
2.	To ratify the Audit Committee’s appointment of McGladrey, LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2014.
3.	To request advisory approval of the compensation of the Company’s Named Executive Officers.
4.	To transact any other business as may properly come before the Annual Meeting or any and all adjournments thereof.

Our Board of Directors has fixed the close of business on December 31, 2013, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record who own stock on the record date are entitled to receive notices about the Annual Meeting and to vote at the Annual Meeting.

For the Board of Directors

A. Denise Plair

Corporate Secretary

Your vote is very important to us. You are invited to attend the meeting in person. If you need directions to the meeting location, you may contact the Corporate Secretary by phone at (239) 226-2000 or by mail at the address above. Whether or not you plan to attend and no matter how many shares you own, please mark your vote on the enclosed proxy card, sign and date it and mail it in the enclosed envelope. If you attend the Annual Meeting you may vote in person, if you wish, even if you have previously submitted a proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary a written revocation or a proxy with a later date or by voting your shares in person at the Annual Meeting in which case your proxy will be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 28, 2014:  This Notice, the attached 2014 Proxy Statement, along with our Annual Report on Form 10-K for fiscal year 2013, are available at http://www.alicoinc.com.

ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

____________________

PROXY STATEMENT

____________________

Annual Meeting of Shareholders

February 28, 2014

____________________

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on February 28, 2014

The Proxy Statement and accompanying Annual Report to the shareholders are available at
www.alicoinc.com or at https://materials.proxyvote.com/016230

General

Our Board of Directors seeks your proxy for use in voting at the Annual Meeting of Shareholders to be held on Friday, February 28, 2014 at 10:00 a.m. Eastern Standard Time in Fort Myers, Florida. This Proxy Statement and proxy card were mailed on or about January 28, 2014 to all holders of common stock entitled to vote at the Annual Meeting.

We have enclosed with the Proxy Statement our 2013 Annual Report to Shareholders, which includes our audited financial statements. The Annual Report does not constitute any part of the material for the solicitation of proxies.

Record Date

Holders of shares of our common stock as of the close of business on December 31, 2013, the record date, may vote at the Annual Meeting either in person or by proxy. At the close of business on December 31, 2013, there were 7,274,339 shares of our common stock outstanding and entitled to vote on each matter properly brought up at the Annual Meeting. The common stock is our only authorized voting security and each share of common stock is entitled to vote at the Annual Meeting. A shareholder of record giving a proxy may revoke it at any time before the vote is taken by delivering a written revocation or a proxy with a later date to the Corporate Secretary or by voting the shares in person at the Annual Meeting.

Purpose

At the Annual Meeting, the shareholders will be asked to vote on the following proposals:

Proposal 1: Election of nine nominees named in this Proxy Statement to serve on our Board of Directors.

Proposal 2: Ratification of the Audit Committee’s appointment of McGladrey, LLP as our independent registered public accounting firm for fiscal year 2014.

Proposal 3: Advisory approval of the compensation of the Company’s Named Executive Officers.

Difference between holding shares as a shareholder of record and as a beneficial owner

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. The Proxy Statement, the enclosed proxy card and the 2013 Annual Report to Shareholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record how to vote your shares. The Proxy Statement, the 2013 Annual Report to Shareholders and other materials have been forwarded to you by your broker, bank or other nominee, who is the shareholder of record. You will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

Voting your shares

Each shareholder has one vote per share. If you hold shares in your own name as a shareholder of record, you can cast your vote before the Annual Meeting by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate. You may do so by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner of shares held in street name, your broker, bank or nominee will provide you with materials and instructions for voting your shares.

Broker discretionary voting

Brokers do not have discretionary authority to vote on the proposals to elect directors or the advisory vote on executive compensation if they do not receive instructions from a beneficial owner. Accordingly, if you are a beneficial owner, you must instruct your broker on how you want your shares to be voted on these proposals in order for the votes to be counted. Brokers have discretionary authority to vote on the ratification of the Audit Committee’s selection of the auditor if they do not receive instructions from a beneficial owner.

Voting in person at the Annual Meeting

If you hold shares in your own name as a shareholder of record, you are invited to attend the Annual Meeting and cast your vote at the meeting by properly completing and submitting a ballot at the meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you are invited to attend the meeting in person, but in order to vote at the meeting you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

How you can change or revoke your vote

If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	Giving written notice of revocation to our Corporate Secretary at any time before the voting begins; or
•	Signing and delivering a proxy that is dated after the proxy you wish to revoke; or
•	Attending the Annual Meeting and voting in person by properly completing and submitting a ballot.

Attendance at the Annual Meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.

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We must receive your notice of revocation or later-dated proxy at or prior to voting at the Annual Meeting for it to be effective. It should be delivered to:

Alico Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

Attention: A. Denise Plair

You may hand deliver a written revocation notice, or a later-dated proxy, to the Corporate Secretary at the Annual Meeting before the voting begins.

If you are the beneficial owner of your shares held in street name and if you wish to change your vote, please check with your bank or broker and follow the procedures your bank or broker provides.

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of 3,637,170 shares (a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date) is required to constitute a quorum to transact business at the meeting. Proxies marked “abstain” and broker “non-votes” will be counted in determining the presence of a quorum.

Abstentions

An abstention occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular proposal. An abstention with respect to any proposal for the Annual Meeting will not be counted as a vote “cast” for or against the proposal. Consequently, an abstention with respect to any of the proposals scheduled for a vote at the Annual Meeting will not affect the outcome of the vote.

Broker non-votes

Broker “non-votes” are shares held by brokers or nominees for whom voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares. The broker or nominee does not have discretionary voting power under rules applicable to broker-dealers, so the broker is unable to cast those uninstructed shares. A broker “non-vote” with respect to a proposal will not be counted as a vote “cast” for or against the proposal. Consequently, a broker “non-vote” will not affect the outcome of the vote.

Voting requirements

Elections of Directors

Directors are elected by a plurality of the votes cast at the meeting, which means that nine nominees who receive the highest number of votes cast in favor of their election as director will be elected as directors, even if those nominees do not receive a majority of the votes cast. Any shares not voted (whether by abstention, broker “non-vote” or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote. Shareholders may not cumulate votes in the election of the directors.

 Ratification of Independent Registered Public Accounting Firm

To ratify the appointment of our independent registered public accounting firm, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

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Advisory Approval of the Company’s Executive Compensation

To approve the non-binding resolution regarding approval of the executive compensation, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Proxy Solicitation — Counting the Votes

We are soliciting your proxy for the Annual Meeting and will pay all costs related to the proxy solicitation process. The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement, and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, e-mail, or in person; such persons will receive no additional compensation for such services. We will request brokerage houses, bankers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock. We will reimburse them for reasonable out-of-pocket expenses they incur for the solicitation.

A representative of our transfer agent, Computershare, will tabulate the votes and act as inspector of election to certify the results.

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Recent Change in Control Transaction

On November 19, 2013, 734 Agriculture, LLC (“734 Agriculture”) and its affiliates, including 734 Investors, LLC (“734 Investors”), completed the previously announced purchase from Alico Holding, LLC, a company wholly owned by Atlantic Blue Group, Inc. (“Atlanticblue”), of 3,725,457 shares of our common stock (the “Share Purchase”).

The common stock acquired by 734 Agriculture and its affiliates, including 734 Investors, represents approximately 51% of the Company’s outstanding voting securities. On November 15, 2013, 734 Investors amended and restated its LLC operating agreement (the “LLC Agreement”) to admit new members and to designate 734 Agriculture as the managing member, with authority to administer the affairs of 734 Investors, including the voting and disposition of shares of common stock, subject to certain restrictions set forth therein. As a result, upon the consummation of the Share Purchase, 734 Agriculture and its affiliates, including 734 Investors, acquired the voting power to control the election of the Company’s Directors and any other matter requiring the affirmative vote or consent of the Company’s shareholders.

The LLC Agreement also provides that 734 Investors and 734 Agriculture will cause one of the Directors of the Company so elected (or two, if the Board of Directors is comprised of 11 or more members) to be an individual or individuals nominated by an affiliate of Arlon Group, so long as such nominee(s) satisfies certain conditions set forth in the LLC Agreement, including compliance with director independence and other criteria of the Company, the NASDAQ Global Select Stock Market (“NASDAQ”) and the Securities and Exchange Commission (“SEC”) and applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and qualification to serve as a director under the laws of the State of Florida.

The Company is not a party to the LLC Agreement or the other agreements related to the Share Purchase. The information contained in this Proxy Statement concerning the LLC Agreement and the other agreements related to the Share Purchase has been furnished to the Company by 734 Investors and 734 Agriculture, and the Company assumes no responsibility for the accuracy of any such information.

Appointment of Directors; Resignation of Directors

With the Closing of the Share Purchase, the previously announced election of the following individuals to the Board of Directors became effective: Mr. George R. Brokaw, Member of 734 Agriculture; Remy W. Trafelet, Manager of 734 Agriculture; W. Andrew Krusen, Jr., Chairman and CEO of Dominion Financial Group; Benjamin D. Fishman, Managing Principal of Arlon Group; Henry R. Slack, former Chairman of the Board of Terra Industries, Inc. and Senior Partner of Quarterwatch, LLC; Clayton G. Wilson, former CEO of 734 Citrus Holdings, LLC d/b/a Silver Nip Citrus (“Silver Nip”) and Chairman of the Board of Latt Maxcy Corporation; and R. Greg Eisner, Head of Strategy of Dubin & Company, LLC.

Ramon A. Rodriguez remained on the Board of Directors and continues to serve as a member of the Board of Directors. In addition, Adam D. Compton, who previously resigned subject to and effective upon the Closing of the Share Purchase, was re-elected to the Board of Directors on November 22, 2013.

Upon the Closing of the Share Purchase, the following individuals ceased to be Directors of the Company pursuant to their previously disclosed resignations: JD Alexander, Dykes Everett, Thomas H. McAuley, Charles L. Palmer, John D. Rood, and Gordon Walker, PhD. Mr. Robert J. Viguet, Jr. resigned from the Board on November 21, 2013.

In connection with the change in the membership of the Board:

•	Mr. Slack was appointed to serve as Chairman of the Board;
•	Messrs. Trafelet (Chair), Brokaw, Fishman and Slack were appointed to serve as members of the Executive Committee of the Board;
•	Messrs. Rodriguez (Chair), Compton and Krusen were appointed to serve as members of the Audit Committee of the Board;
•	Messrs. Eisner (Chair), Brokaw and Krusen were appointed to serve as members of the Compensation Committee of the Board; and
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•	Messrs. Brokaw (Chair), Compton, Eisner and Fishman were appointed to serve as members of the Nominating and Governance Committee of the Board.

Appointment of Mr. Wilson as the Company’s Chief Executive Officer

Upon the Closing of the Share Purchase, Mr. Alexander ceased to be the Company’s CEO pursuant to his previously disclosed resignation. On November 22, 2013, the Board appointed Mr. Wilson to serve as the Company’s Chief Executive Officer, effective immediately.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of December 31, 2013, by (i) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each Director and Director nominee, (iii) our Named Executive Officers, and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated, the persons listed in this table have sole voting and investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
5% Shareholders
734 Investors, LLC
590 Madison Avenue	3,725,457(2)	51.2%
New York, NY 10022
734 Agriculture, LLC
590 Madison Avenue	3,725,457(2)	51.2%
New York, NY 10022
Thomas E. Claugus
2100 Riveredge Parkway, Suite 840	596,581(5)	8.2%
Atlanta, GA 30328
GMT Capital Corp.
2100 Riveredge Parkway, Suite 840	577,481(5)	7.9%
Atlanta, GA 30328
Bruce S. Sherman
c/o M4 Capital LLC	366,681(6)	5.0%
5150 Tamiami Trail N., Suite 505
Naples, FL 34103
Directors and Executive Officers (7)
George R. Brokaw	3,725,457(2)(3)	51.2%
Adam D. Compton	2,456(5)(8)	*
R. Greg Eisner	—	*
Benjamin D. Fishman	—	*
W. Andrew Krusen, Jr.	1,000(11)	*
Ramon A. Rodriguez	14,726(9)	*
Henry R. Slack	—	*
Remy W. Trafelet	3,725,457(2)(4)	51.2%
Clayton G. Wilson	—	*
Kenneth Smith, Ph.D.	30,966(10)	*
W. Mark Humphrey, CPA	18,250(10)	*
Steven C. Lewis, CPA	9,394(10)	*

All executive officers, directors and director nominees as a group (12 persons)	3,802,249	52.3%

* Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting and/or investment power with respect to such shares. There were no outstanding options for any of the parties included in the table above.

(2)	The beneficial ownership numbers for Messrs. Brokaw and Trafelet include 3,705,457 shares acquired by 734 Investors and 20,000 shares acquired by Mr. Brokaw in his capacity as 734 Investors’ designee, in each

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case from an affiliate of Atlanticblue, on November 19, 2013, as reported on the Schedule 13D filed November 29, 2013 by 734 Investors, 734 Agriculture and Messrs. Brokaw and Trafelet. Pursuant to the Designee Agreement, Mr. Brokaw agreed to vote the 20,000 shares acquired by him in the Share Purchase as directed by 734 Investors and not to transfer, sell or otherwise dispose of those shares except pro rata with 734 Investors’ disposition of its shares of common stock. Because of its position as the sole managing members of 734 Investors, 734 Agriculture may be deemed to be the beneficial owner of the 3,705,457 shares owned by 734 Investors and the 20,000 shares owned by Mr. Brokaw and subject to the Designee Agreement.

(3)	As one of the two controlling persons of 734 Agriculture, Mr. Brokaw may be considered to be the indirect beneficial owner of, and to have shared power to vote or to direct the vote and to dispose of or to direct the disposition of, 3,705,457 shares of common stock held directly by 734 Investors. In addition, pursuant to the Designee Agreement, Mr. Brokaw may be deemed to have shared power with Mr. Trafelet to vote or to direct the vote and to dispose of or to direct the disposition of 20,000 shares held directly by Mr. Brokaw. Mr. Brokaw disclaims beneficial ownership of the 3,705,457 shares held by 734 Investors except to the extent of his pecuniary interest therein.

(4)	As one of the controlling persons of 734 Agriculture, Mr. Trafelet may be considered to be the indirect beneficial owner of, and to have shared power to vote or to direct the vote and to dispose of or to direct the disposition of, 3,725,457 shares of common stock beneficially owned by 734 Investors. Mr. Trafelet disclaims beneficial ownership of the 3,725,457 shares held by 734 Investors and Mr. Brokaw except to the extent of his pecuniary interest therein.

(5)	GMT Capital Corp.’s Form 13F filed on November 15, 2013 reflected 596,581 shares held as of September 30, 2013. This included 19,100 shares which Mr. Claugus, President of GMT Capital Corp., holds personally and for which he holds sole voting and dispositive powers. Mr. Compton currently serves as the Managing Director and Portfolio Manager with GMT Capital Corp. and has disclaimed beneficial ownership of the shares held by GMT Capital Corp.

(6)	The amount shown for Mr. Sherman is based on the number of shares reported on Mr. Sherman’s Schedule 13D filed with the SEC on February 4, 2013.

(7)	Except as set forth in this table or the footnotes thereto, the business address of each Director and NEO listed is c/o Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913.

(8)	Includes 2,156 shares received under the Directors Stock Compensation Plan pursuant to Mr. Compton’s election to receive shares in lieu of cash fees.

(9)	Consists of shares received under the 2013 Incentive Equity Plan and the Directors Stock Compensation Plan pursuant to such Director’s election to receive shares in lieu of cash fees.

(10)	The amounts shown for Messrs. Smith, Humphrey and Lewis represent shares that they are entitled to receive under Restricted Stock Award Agreements entered into in 2011 that became fully vested upon the Share Purchase.

(11)	The beneficial ownership numbers for Mr. Krusen include 1,000 shares held by Dominion Strategic Resource Partners (“DSRP”) of which Mr. Krusen may be considered to be the indirect beneficial owner by virtue of his position as President of Dominion Financial Group, Inc. (“DFG”), the managing general partner of DSRP which solely holds voting and dispositive powers. Mr. Krusen has investment authority over shares held by DFG pursuant to a Consulting Agreement between Mr. Krusen and DFG.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, Executive Officers and persons who beneficially own more than ten percent of our outstanding common stock to file reports of ownership and changes in beneficial ownership of our common stock on Form 3, Form 4 and Form 5, as appropriate, with the SEC and to furnish us with copies of all such Section 16(a) reports they file. Based solely on the review of copies of such reports and amendments thereto and other information furnished to us, we believe that, during fiscal year 2013, all Executive Officers, Directors and persons who beneficially own more than ten percent of our common stock complied in a timely manner with all such filing requirements.

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PROPOSAL 1:
ELECTION OF DIRECTORS

At the Annual Meeting, nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the death or removal of any such Director, or for other cause in accordance with the Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as Directors. The proxy cannot be voted for a greater number of persons than nine. The Board of Directors has determined that all nominees are qualified to serve. All nominees, who are all currently members of the Board of Directors, have consented to being named in this Proxy Statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but, if any of the nominees should be unable or unwilling to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his/her place.

Nominees for Directors to be Elected at the 2014 Annual Meeting of Shareholders to Serve Until 2015

The following sets forth a brief summary of each Director’s principal occupation, recent professional experience and other qualifications, considered by the Nominating and Governance Committee and the Board, and directorships at other public companies in the past five years, if any.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
George R. Brokaw	46		Mr. Brokaw, who was elected to the Board of Directors on November 19, 2013, brings to the Board extensive knowledge and experience in the areas of business, finance and capital markets. Mr. Brokaw is a director of DISH Network Corporation. He previously served as the Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC. Prior to joining Highbridge in 2012, Mr. Brokaw was a Managing Partner and Head of Private Equity at Perry Capital, LLC. Mr. Brokaw also served as a director to several companies including: North American Energy Partners Inc., Capital Business Credit LLC, Timberstar, and Value Place Holdings LLC. Prior to joining Perry in 2005, Mr. Brokaw was Managing Director of Lazard Frères & Co. LLC. Mr. Brokaw received a B.A. degree from Yale University and a J.D. and M.B.A. from the University of Virginia. Mr. Brokaw is a member of the New York Bar.

Adam D. Compton	48		Mr. Compton was elected to the Board of Directors on February 22, 2013. He resigned as a director effective upon closing of the Share Purchase but was re-elected to the Board of Directors on November 22, 2013. Mr. Compton brings to the Board of Directors extensive financial and business experience. Mr. Compton currently serves as Managing Director and Portfolio Manager with GMT Capital Corporation, Atlanta, GA., joining the firm in 2008. GMT Capital Corporation owns 7.8% of Alico’s outstanding shares. From April 2003 to September 2008, Mr. Compton was director and head of U.S. Financial Services Research with RCM Global Investors, San Francisco, CA. Previously, Mr. Compton was an equity research analyst covering U.S. banking companies at Keefe Bruyette & Woods, Morgan Stanley and Montgomery Securities, as well as spending three years as a bank regulator for the State of Florida. He has served as a Director on the Board of First National Bank of the Gulf Coast in Naples, FL since April 2011.

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Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
R. Greg Eisner	31		Mr. Eisner, who was elected to the Board of Directors on November 19, 2013, brings to the Board extensive knowledge and experience in the areas of finance and investments. Mr. Eisner is the Head of Strategy of Dubin & Company, LLC, an investment firm managed on behalf of Glenn Dubin and his family interests. Prior to joining Dubin & Company in 2013, Mr. Eisner was a Managing Director and the Chief Operating Officer of Hedge Fund Strategies for J.P. Morgan Asset Management. Prior to joining J.P. Morgan, Mr. Eisner spent seven years at Highbridge Capital Management. While at Highbridge, Mr. Eisner held various positions, including Chief Operating Officer of Business Development, Chief Strategy Officer of Gávea Investimentos and Head of Corporate Strategy. He was a member of the Highbridge Operating Committee, the Chairman of the Highbridge New Product Committee and, in 2010, led J.P. Morgan and Highbridge’s purchase of a majority interest in Gávea Investimentos. Mr. Eisner also served on the board of directors of Louis Dreyfus Highbridge Energy LLC, an integrated merchant energy business and portfolio company of Highbridge. Prior to joining Highbridge in 2005, Mr. Eisner was an investment banker in Mergers and Acquisitions at The Blackstone Group and in Energy and Power at Banc of America Securities. Mr. Eisner earned his B.S. degree in Economics and B.A. degree in Philosophy, magna cum laude, from the Wharton School at the University of Pennsylvania, where he was a Joseph Wharton and Benjamin Franklin Scholar.

Benjamin D. Fishman	37		Mr. Fishman, who was elected to the Board of Directors on November 19, 2013, brings to the Board extensive knowledge and experience in the agriculture industry. Benjamin D. Fishman is a Managing Principal of Arlon Group, the investment arm of Continental Grain Company, and is focused on the activities of the Arlon food and agriculture investment program, which targets investments across the food and agriculture value chain and seeks to provide long-term growth capital for companies. Mr. Fishman began his career at Continental Grain Company in 1998. He left Continental Grain Company to co-found The Grow Network in 2000, which was sold to the McGraw-Hill Companies in 2004. In 2005, Mr. Fishman was a National Finalist for the White House Fellowship, and currently, Mr. Fishman is a board member of Excelline Food Products, LLC, Grandpoint Capital, Inc., K-Mac Holdings Corp., and Rose Displays Ltd., and a Member of the Alumni Council of Collegiate School in New York City. Mr. Fishman received his B.A. degree, cum laude, from Princeton University.

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Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
W. Andrew Krusen, Jr.	65		Mr. Krusen, who was elected to the Board of Directors on November 19, 2013, brings to the Board extensive knowledge and experience in the areas of business leadership, finance and capital markets. Mr. Krusen is Chairman and Chief Executive Officer of Dominion Financial Group, Inc., a merchant banking organization that provides investment capital to the natural resources, communications and manufacturing and distribution sectors. He is also the managing member of Gulf Standard Energy, LLC, an oil and gas concern, and the managing member of Krusen-Douglas, LLC, a large landowner in the Tampa, Florida area. Mr. Krusen serves as a director of publicly traded Canada Fluorspar Inc., a Canadian fluorspar and industrial minerals company and Lucas Energy, Inc., an independent oil and gas company. He is also a director of Raymond James Trust Company, a subsidiary of Raymond James Financial, Inc., as well as numerous privately held companies, including Beall’s Inc. and Romark Laboratories, L.C. He is currently a director and chairman of Florida Capital Group, Inc. – a Florida bank holding company, as well as Florida Capital Bank, N.A. its wholly owned subsidiary. Mr. Krusen is a former member of the Young Presidents’ Organization, and is currently a member of the World President’s Organization. He is past Chairman of Tampa's Museum of Science and Industry. Mr. Krusen holds a Bachelor of Arts degree in Geology from Princeton University (1970).

Ramon A. Rodriguez	68		Mr. Rodriguez has been a Director of Alico, Inc. since June 2009. He brings to the Board considerable experience in finance and accounting, and the Board has determined that he is an audit committee financial expert. He is a past Chairman of the Florida Board of Accountancy and was also President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez was an Executive with Crowe Horwath from 2006 to 2008 after selling his CPA firm Madsen Sapp Mena Rodriguez & Co. to them. He was a CPA with Madsen Sapp Mena Rodriguez & Co. from 1971 through 2006 and its Chairman and CEO from 1985 through 2006. Mr. Rodriguez was also the Secretary/Treasurer of DME Corporation, a company involved in manufacturing aerospace and defense products from 1975 until its sale in 2009. He has been a member of the Board of Directors of Republic Services, Inc., a solid waste company (NYSE: RSG) since 1999. Mr. Rodriguez also serves on a number of civic boards and has been a member of the Board of Directors of WPBT Channel 2, a not-for-profit television station since 2004, the Broward Center for the Performing Arts since 2001 and of Holy Cross Hospital since 2004.

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Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Henry R. Slack	63		Mr. Slack, who was elected to the Board of Directors on November 19, 2013, brings to the Board extensive knowledge and experience in the areas of business, finance and capital markets. Mr. Slack served as Chairman of Terra Industries, an international nitrogen-based fertilizer company, from 2001 until 2010, and as a director of Terra Industries from 1983 to 2010. He is currently the senior partner of Quarterwatch, LLC and a director of several other private companies that are primarily based in the United Kingdom. Additionally, Mr. Slack is Chairman of the Advisory Board of Blakeney Limited Partners. He has also served as a director of E. Oppenheimer and Son International Limited, a private investment and holding company, since 1979 and sits on its Investment Committee. He was Chief Executive Officer of Minorco SA, an international mining company, from 1991 until 1999, when that company merged with Anglo American Corporation to form Anglo American plc. In addition, he served as Chairman of First Africa Group, a private investment banking firm, from 2006 until its acquisition in 2009, and was Chairman of Task (USA) Inc., a private investment firm, from September 1999 to June 2002. Mr. Slack was a member of the board of directors and the executive committee of Anglo American Corporation, an international mining company, from 1981 until 1999. He has also served on the board of directors of Salomon Brothers Inc., a provider of investment-banking, securities underwriting, and foreign exchange trading services, from 1982 to 1988, SAB Miller plc., one of the world’s largest brewers, from 1998 to 2002, and for more than 20 years on the board of Engelhard Corporation, a supplier of catalysts used in the petroleum, chemical and food industries, until its acquisition in 2006. He is currently a member of the Advisory Council of the Willow School, and a trustee of the Raritan Headquarters Association in New Jersey. Mr. Slack holds a B.A. degree in History from Princeton University.

Remy W. Trafelet	43		Mr. Trafelet, who was elected to the Board of Directors on November 19, 2013, brings to the Board extensive knowledge and experience in the areas of finance and capital markets. Mr. Trafelet is President and Chief Executive Officer of Trafelet & Company, LLC, a New York-based private investment management firm. Mr. Trafelet also serves as Managing Partner of Trafelet Capital Management, LP, Manager of 734 Agriculture, LLC and Chairman of Silver Nip Citrus, LLC, a grower of Florida citrus products. He currently serves as Chairman of HazelTree Treasury Management Solutions, which Mr. Trafelet founded in 2009. In 2000, Mr. Trafelet founded Trafelet Delta Funds, LLC, and in 2009, he spun off the firm’s London operations to form Habrok Capital Management. Prior to founding Trafelet Delta Funds, LLC, Mr. Trafelet was a portfolio manager at Fidelity Management and Research Company. Mr. Trafelet is a trustee of Phillips Exeter Academy and serves as Chairman of its Investment Committee. Additionally, he is a board member of Children’s Scholarship Fund. Mr. Trafelet is a member of the Cold Spring Harbor Research Laboratory Investment Committee and a board member of the Boys’ Club of New York. Mr. Trafelet earned an A.B. degree from Dartmouth College, where he graduated with honors and was named a Presidential Scholar. He is also a Chartered Financial Analyst.

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Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Clayton G. Wilson	52	Chief Executive Officer	Mr. Wilson is a third generation citrus grower and has been actively involved in the citrus industry for over 28 years. Prior to his appointment as our Chief Executive Officer, he was the Chief Executive Officer of 734 Citrus Holdings, LLC, d/b/a Silver Nip Citrus. Mr. Wilson is Vice President and Chairman of the Board for Latt Maxcy Corporation and also serves on the board of Citizens Bank and Trust. Mr. Wilson is also a board member of many industry associations, including Ranch One Cooperative, Cooperative Producers, Inc. and Gulf Harvesting, Inc., and past President of Highlands County Citrus Growers Association. He currently serves as a board member and Vice President of Citrus Marketing Services and is a past board member of the Harvesting Advisory Council for the Florida Department of Citrus. He holds a degree in commerce and Business Administration from the University of Alabama.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED ABOVE FOR THEIR ELECTION AS DIRECTORS

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How Nominees Are Selected

Typically, Board vacancies are filled from nominees supplied by the Nominating and Governance Committee after considering nominees proposed by Board members or who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, including nomination proposals that comply with the Nominating and Governance Committee’s formal policy with regard to shareholder nominations as described below in the section entitled “Committees of the Board; Nominating and Governance Committee.” These processes are expected to remain the same for the foreseeable future.

Director Qualifications — The Nominating and Governance Committee determines the selection criteria of Director nominees based upon the Company’s needs at the time nominees are considered. In evaluating Director candidates, the Nominating and Governance Committee will consider a candidate’s:

•	Intellect;
•	Integrity;
•	Broad-based experience at the policy-making level in business, government, education or the public interest;
•	Analytical ability;
•	Ability to qualify as an Independent Director;
•	Ability and willingness to devote time and energy to effectively carry out all Board responsibilities; and
•	Unique qualifications, skills and experience.

The Nominating and Governance Committee reviews past performance of the Board for Directors seeking re-election. The Board’s annual self-evaluation process assists the Nominating and Governance Committee in this review.

The Nominating and Governance Committee considers the diversity of Director candidates and seeks to enhance the overall diversity of the Board.  Each candidate’s diversity in terms of race, gender, national origin and other personal characteristics is considered.  The Nominating and Governance Committee also assesses each candidate’s contribution to the diversity of the Board in a broader sense, including age, education, experience, skills and other qualifications.  While the Nominating and Governance Committee carefully considers diversity when evaluating Director candidates, it has not adopted a formal diversity policy.

The Nominating and Governance Committee recommends Director nominees to the Board to be submitted for election at the next Annual Meeting of Shareholders.  The Board selects Director nominees based on its assessment and consideration of various factors. These factors include the current Board profile, the long-term interests of shareholders, the needs of the Company and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board. For the Audit Committee, committee members are selected based on their expertise and independence in accordance with current SEC and NASDAQ rules.

We believe that our Director nominees are well qualified under the criteria described above.  Each Director nominee brings a variety of qualifications, skills, attributes and experience to the Board of Directors.

A common trait among our director nominees is executive leadership experience. Such experience brings a variety of benefits, including an understanding of business management, various business functions and strategic planning. Other advantages of an executive leadership background include experience with policy making, risk management and corporate governance matters.

The biographical information above identifies and highlights additional qualifications, skills, attributes and experience each Director nominee brings to the Board.

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Corporate Governance Matters

Directors Independence — Alico, Inc. is a “Controlled Company”

734 Investors, LLC owns 51% of our outstanding voting stock and therefore we are a “controlled company” under the NASDAQ corporate governance rules. Accordingly, we are exempt from the Independent Director requirements of NASDAQ with respect to the composition of our Board and our Compensation and Nominating and Governance Committees. Our Audit Committee, however, must be comprised of Independent Directors. To be considered independent under NASDAQ rules a Director may not be employed by Alico or engage in certain types of business dealings with Alico. In addition, as required by NASDAQ rules, the Board is required to make an affirmative determination that the Director has no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Director.

The Board of Directors has determined that there are no material relationships between the Company and each of Messrs. Compton, Eisner, Fishman, Krusen, Rodriguez and Slack, and therefore they qualify as, and are determined to be, independent in accordance with the NASDAQ listing rules and the Sarbanes-Oxley Act of 2002.

It is the policy of the Board to have separate meetings for Independent Directors at least twice a year and at other times as requested by an Independent Director. Each meeting shall be led by a chairman chosen pro tem by the Independent Directors. The Company met this requirement during the fiscal year ended September 30, 2013.

Right to Designate Directors

As the owner of 51% of our outstanding voting stock, 734 Investors has the voting power to control the election of Directors and any other matter requiring the affirmative vote or consent of our shareholders. There is no agreement between the Company and 734 Investors with respect to the right to elect Directors. The operating agreement of 734 Investors does provide, however, that 734 Investors will cause one person (or two persons, if the Board of Directors is comprised of eleven or more members) designated by an affiliate of Arlon Group to be elected to the Board of Directors, as long as such person(s) satisfies certain conditions set forth in the operating agreement, including Director independence criteria. Mr. Fishman is the designee of Arlon Group.

Board Leadership Structure and Role in Risk Oversight

The leadership structure of the Board is based on the concept of an appropriate balance between management and the Board. The Board currently consists of nine members. The Board’s leadership is structured so that there is a separate Chairman of the Board and Chief Executive Officer. The Board believes that this structure is appropriate because it provides an additional layer of oversight to management and allows the Board to act independently of management.  The Board also believes that its Independent Directors provide strong leadership and complement the talents of our management team.

The Board has delegated certain duties with respect to risk oversight for the Company to the Audit Committee. Under the terms of the Board’s Audit Committee Charter, the Audit Committee is composed solely of Independent Directors and is charged with discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee provides regular reports to the Board, and the Board considers risk assessment and risk management policies where appropriate.

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Committees of the Board

The Company currently has the following standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The descriptions set forth below provide detailed information about the activities of these Committees during the 2013 fiscal year, as well as the current composition of each Committee.

Executive Committee

The Executive Committee is empowered to act for the Board, to the fullest extent permitted by law, for the purpose of directing the operational management and polices of the Company, including the adoption of productivity measures, and to take other measures between regularly scheduled meetings of the Board. The Executive Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913. The Executive Committee is currently composed of the following Directors: Remy W. Trafelet (Chairman), George R. Brokaw, Benjamin D. Fishman and Henry R. Slack.

Audit Committee

The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the following:

•	reviewing the accounting and financial reporting processes and the annual independent audit of the financial statements;
•	maintaining the integrity of the Company’s financial statements and disclosures;
•	complying with legal and regulatory requirements;
•	reviewing the retention, qualifications, compensation, independence and performance of the Company’s independent public accountant;
•	ensuring the Company maintains internal audit and financial control processes; and
•	providing an avenue of communication between management and the auditors.

The Audit Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Audit Committee is currently composed of three independent Directors: Ramon A. Rodriguez (Chairman), Adam D. Compton and W. Andrew Krusen, Jr. All members of the Audit Committee are Independent Directors in accordance with the applicable NASDAQ listing standards. The Company’s Board of Directors has determined that Mr. Rodriguez is qualified to serve, and has been designated, as the Audit Committee Financial Expert. The Audit Committee met four times in fiscal year 2013.

Compensation Committee

The Compensation Committee is responsible for the following:

•	determining and approving, either as a committee or together with the other Independent Directors (as directed by the Board), the compensation of the Chief Executive Officer;
•	determining and approving the executive officer compensation plans, policies and programs of the Company;
•	establishing the compensation philosophies, goals and objectives for the executive officers;
•	making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;
•	performing an annual review of Director compensation; and
•	providing oversight of the Company’s compensation policies, plans and benefits programs.

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The Compensation Committee is governed by a written charter adopted and approved by the Board. The Compensation Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Compensation Committee is currently composed of three Directors: R. Greg Eisner (Chairman), George R. Brokaw and W. Andrew Krusen, Jr. The Board of Directors has determined that Mr. Eisner and Mr. Krusen are independent under the NASDAQ listing standards. The Compensation Committee met 14 times in fiscal year 2013.

The Compensation Committee engaged two compensation consultants, Towers Watson and Pearl Meyer & Partners, at various times in fiscal year 2013 to provide advice about proposed compensation programs and amounts and to provide market survey data regarding executive compensation. Pearl Meyer & Partners is the current compensation consultant and has been instructed to provide specific data to the Compensation Committee on an annual basis and from time to time as requested.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these Directors and any other current Executive Officer of the Company, and each of them is independent under the NASDAQ listing standards.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for the following:

•	reviewing annually the performance of the Board, including its structure, size, climate and tone;
•	recommending nominees to serve on the Board to fill new positions or vacancies;
•	reviewing and recommending action to be taken with respect to shareholder proposals;
•	reviewing performance and qualifications of Board members before they stand for re-election; and
•	reviewing corporate governance guidelines to assure their relevance to and compliance with the Company’s current situation and recommending changes to these principles to the Board for its consideration and approval.

The Nominating and Governance Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

Currently the three members of the Nominating and Governance Committee are George R. Brokaw (Chairman), Benjamin D. Fishman and Ramon A. Rodriguez. The Board of Directors has determined that Mr. Fishman and Mr. Rodriguez are independent under the NASDAQ listing standards. The Nominating and Governance Committee met five times during fiscal year 2013.

There were no fees or expenses paid to a third party in fiscal year 2013 for the identification or evaluation of potential nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any Director candidates recommended by shareholders other than 734 Investors, Alico’s controlling shareholder. 734 Investors is not included in this policy because, as the controlling shareholder of Alico, representatives of 734 Investors may serve on Alico’s Board of Directors to express its views on corporate strategy and policy and other matters. Subject to the foregoing, the criteria for consideration of shareholder recommendations are as follows: (a) for each Annual Meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for Directors will be considered; and (c) in considering shareholder recommendations, the Nominating and Governance Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the Annual Meeting date.

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A shareholder wishing to recommend to the Nominating and Governance Committee a candidate for election as a Director must submit the recommendation in writing to the Nominating and Governance Committee, in care of the Company’s Corporate Secretary at the address of the Company’s headquarters. Submissions by shareholders recommending candidates for election at the next Annual Meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the date of the Proxy Statement for the prior Annual Meeting of shareholders. In the event that the date of the next Annual Meeting of shareholders is more than 30 days following the first anniversary date of the Annual Meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual Proxy Statement. Each nominating recommendation must include such specified information concerning the group of shareholders making the recommendations as the Nominating and Governance Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a Director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating and Governance Committee, if the Nominating and Governance Committee decides to do so.

The Nominating and Governance Committee at this time is proposing nine nominees for nine positions, all of whom are currently Board members. Two of the nine Director nominees approved by the Nominating and Governance Committee for election at the 2014 Annual Meeting were Directors elected at the 2013 Annual Meeting of Shareholders and are standing for re-election. The remaining seven nominees were designated by 734 Investors. The Board of Directors, upon recommendation of the Nominating and Governance Committee, elected 734 Investors’ designees on October 23, 2013 subject to, and effective upon, the Closing of the Share Purchase. Under Florida law and the Company’s Bylaws, the Board may increase the number of Directors during the year and appoint additional Directors to fill the vacancies so created if it chooses to do so. There is no plan to do so at the present time.

Special Litigation Committee

In addition to the standing committees described above, on October 31, 2008, the Board established a Special Litigation Committee to investigate a shareholder derivative action complaint filed by Baxter Troutman against JD Alexander and John R. Alexander, which named Alico as a nominal defendant. This litigation was dismissed in May 2012 pursuant to a settlement agreement. The Special Litigation Committee met three times during fiscal year 2013. This Special Litigation Committee was disbanded upon the closing of the Share Purchase transaction on November 19, 2013.

Special Committee in Connection with Sale by Atlanticblue

In addition to the standing committees described above, on January 29, 2013, the Board established a Special Committee to explore working cooperatively with Atlanticblue in connection with Atlanticblue’s announced intention to sell all of its Alico shares. This Special Committee was comprised of Ramon A. Rodriguez (Chairman), Adam D. Compton, Thomas H. McAuley, Charles L. Palmer, John D. Rood, Robert J. Viguet, Jr., and Dr. Gordon Walker. This Special Committee met 13 times during fiscal year 2013. This Special Committee was disbanded upon the Closing of the Share Purchase transaction on November 19, 2013.

Code of Business Conduct and Ethics and Corporate Governance Principles

The Board of Directors adopted a Code of Business Conduct and Ethics (“Code of Ethics”) which is applicable to all Directors, officers and employees. The code covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. It also has adopted Corporate Governance Principles to guide its own operations. Both documents are available on the Company’s website at http://www.alicoinc.com in the Corporate Governance section of the Investors webpage and are available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

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Communications with Directors

Shareholders and other interested parties may communicate with the Board by forwarding written comments to the Board of Directors of Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, Florida  33913. Company contact information and procedures are also included on the Company’s website at http://www.alicoinc.com.

Board Meetings

The Board of Directors met 15 times during fiscal year 2013. The independent Directors met an additional five times during fiscal year 2013. Each Director attended at least 75% of the Board meetings and committee meetings held by all committees on which they served. It is the Company’s policy to strongly encourage its Directors to attend the Annual Meeting of shareholders, in addition to attendance at regular Board and committee meetings. All of the Directors attended the 2013 Annual Meeting of Shareholders.

Director Compensation

Director Fees and Equity Compensation

Under our director compensation arrangement that became effective on April 1, 2013, our Directors receive an annual fee of $75,000 in cash, payable in quarterly installments. No additional fees are payable for attendance at Board meetings. For service as a standing committee chairman, Directors are paid $5,000 annually in quarterly installments, with the exception of the chairman of the Audit Committee, who receives $10,000 annually, and the Chairman of the Board of Directors, who receives $50,000 annually. In 2013, members of our special committee, other than the Special Committee established in connection with the Atlanticblue sale, received $1,000 per day of meetings attended in person and $500 per telephonic meeting.

Members of the Special Committee established in connection with the Atlanticblue sale received $10,000 per month ($15,000 per month for the Chairman) but did not receive meeting attendance fees and did not have the option of payment in the form of common stock.

Prior to the beginning of each calendar year, each Director may elect to receive all or any portion of his or her Director fees, including those received for chairing any committee, in the form of common stock with a market value at the time of such quarterly installment equal to 150% of the amount of such fees otherwise payable in cash.

2008 Incentive Equity Plan

Under the compensation arrangements in place until April 1, 2013, each Director, with the exception of the Chairman of the Board, received an annual fee of $32,000 for his or her services as a Director of the Company, payable in quarterly installments. In addition, each Director who chaired any Committee, other than the Audit Committee, was paid additional annual compensation of $5,000 payable in quarterly installments, provided that if one Director chaired more than one committee, only one such payment was made. The Chairman of the Audit Committee was paid additional annual compensation of $10,000, payable in quarterly installments. Each Director attending a Board committee meeting who was a member of such committee, was paid a committee attendance payment of $1,000 for such meeting, if attending in person, and $500, if attending telephonically, by video remote conferencing or by some other remote communications means. The maximum payment for all such committee meetings attended by a Director on the same date was $1,000, if attending in person, and $500, if attending by telephone, video conference or other remote communications means.

Our prior Chairman, John R. Alexander, served as a Director until February 22, 2013. Under our compensation plan for Mr. Alexander, he received $32,000 as an annual retainer and a $50,000 annual fee for service as non-executive Chairman in addition to meeting attendance fees applicable to all Board members as described above. The compensation was paid in cash on a quarterly basis and was not eligible to be paid in shares of the Company’s stock.

Directors (other than the Chairman of the Board) were eligible to receive Director fees payable in Company common stock or they could elect to receive such fees in cash. Each Director was automatically compensated in common stock with a market value of 150% of the specified cash payment amount unless the Director delivered an

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election to receive such fees payable in cash prior to the beginning of the calendar year to which the election applied. The election for the method of payment of fees had to be made within 45 days of their election to the Board. Once an election was received, it was irrevocable for the calendar year to which it applied.

Additional Arrangements

The Company pays for or provides (or reimburses Directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in Director education programs and other Director orientation or educational meetings.

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 2013 Director Compensation

The following table provides information concerning the compensation of the Company’s Directors for the Company’s fiscal year ending September 30, 2013. There were no stock options outstanding for any Director as of September 30, 2013. Non-employee Directors do not presently participate in the Company’s pension benefit plan or in any of the Company’s defined contribution plans. Accordingly, the columns for such information have been omitted from the table below. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)	Total ($)
John R. Alexander(9)	$38,202	$-	$-	$38,202
JD Alexander(8)	$-	$90,778	$-	$90,778
Robert E. Lee Caswell(9)	$18,262	$-	$-	$18,262
Adam D. Compton(3)(4)(7)	$72,500	$64,447	$-	$136,947
Dykes Everett(3)(4)	$-	$64,447	$-	$64,447
Charles L. Palmer(4)(5)(6)(7)	$80,000	$110,370	$-	$190,370
Ramon A. Rodriguez(5)(7)	$120,000	$145,311	$-	$265,311
John D. Rood(3)(5)(6)(7)	$80,000	$99,860	$-	$179,860
Thomas H. McAuley (3)(4)(5)(7)	$80,000	$111,179	$-	$191,179
Robert J. Viguet, Jr.(4)(6)(7)	$117,500	$49,508	$-	$167,008
Gordon Walker, Ph.D.(3)(6)(7)	$80,000	$105,795	$-	$185,795

(1)	All figures represent the dollar amount of cash paid for Directors’ annual fees (including any fees received in connection with service as a Chairman of a committee or Chairman of the Board of Directors), meeting attendance and participation in the Special Committee established in connection with the Atlanticblue sale.

(2)	Totals represent the value of common stock received in lieu of cash fees pursuant to each Director’s election under the 2013 Incentive Plan and the Director Compensation Plan, as recognized for financial statement reporting purposes with respect to fiscal year 2013, which for all grants were equal to the grant date fair value, computed in accordance with FASB ASC Topic 718. Directors are granted shares of common stock in lieu of cash fees on a quarterly basis each year.

(3)	Member, Nominating and Governance Committee.

(4)	Member, Audit Committee.

(5)	Committee Chairman.

(6)	Member, Compensation Committee.

(7)	Member, Special Committee established in connection with the Atlanticblue sale.

(8)	Mr. JD Alexander received Director fees in stock awards in lieu of cash fees in addition to his compensation as CEO. This amount is also reflected in the Summary Compensation Table and the Grants of Plan-Based Awards.

(9)	Mr. John R. Alexander and Mr. Caswell served as Directors until the 2013 Annual Meeting but did not stand for re-election at that time.

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Independence of Directors

The Board of Directors has determined that there are no material relationships between the Company and each of Messrs. Compton, Eisner, Fishman, Krusen, Rodriguez, Slack and Wilson, and therefore they qualify as, and are determined to be, independent in accordance with the NASDAQ listing rules and the Sarbanes-Oxley Act of 2002.

Compensation Committee Report

Compensation Philosophy and Framework

The goal of Alico’s executive compensation program is to attract, retain and reward executives who create shareholder value, share our vision and perform in a manner that enables the Company to achieve its strategic goals. Alico’s compensation programs are designed to accomplish this goal by rewarding executives for their contributions to the financial and operating performance of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended September 30, 2013.

Submitted by the Compensation Committee of the Board:

R. Greg Eisner, Chairman

George R. Brokaw

W. Andrew Krusen, Jr.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis discusses the compensation programs provided to our Named Executive Officers (“NEOs”) in fiscal year 2013. It also describes the compensation philosophy on which the fiscal year 2013 compensation was based. As a result of the Share Purchase, the Compensation Committee was reconstituted with new members on November 22, 2013. The new Compensation Committee is currently evaluating the compensation philosophy and programs and may implement prospective changes based on that review. This discussion should be read in conjunction with the tables and related narratives that follow. In fiscal year 2013, our NEOs were:

•	JD Alexander — President and Chief Executive Officer
•	Kenneth Smith, Ph.D. — Executive Vice President and Chief Operating Officer
•	W. Mark Humphrey, CPA — Senior Vice President and Chief Financial Officer
•	Steven C. Lewis, CPA — Treasurer

The Company’s compensation philosophy and program design is intended to support the Company’s business strategy and align executives’ interests with those of shareholders and employees. A significant portion of the Company’s executive compensation opportunity is related to factors that directly and indirectly influence shareholder value, including stock performance and operational performance. The Company believes that as executives’ responsibilities increase, so should the proportion of his or her total pay comprised of variable compensation, which supports and reinforces the Company’s pay for performance orientation.

Say on Pay Vote

•	At the 2013 Annual Meeting, our shareholders expressed their support of our executive compensation programs by approving the non-binding advisory vote on our executive compensation. More than 90%
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of votes cast supported our executive compensation policies and practices. We continued to review our executive compensation programs in 2013 in conjunction with business results. The Company implemented the 2013 Incentive Plan approved at the 2013 Annual Meeting. The plan includes a claw back provision and also prohibits stock option repricing.

The Compensation Committee also regularly reviews best practices related to executive compensation to ensure alignment between the Company’s compensation programs, business strategy and shareholder focus. Consistent with our compensation philosophy, the following executive compensation practices were in place for fiscal year 2013:

•	Total compensation levels for executives that were generally positioned at or below the median (50th percentile) of the market.
•	A well-defined peer group of comparative companies was used, along with published surveys, to provide a reference point in the evaluation of executive compensation.
•	A long-term incentive plan was in place consisting of a performance share plan that required significant stock price appreciation to trigger an award payout.
•	Modest perquisites for executives.
•	Historical share awards have been paid from treasury stock consistent with the anti-dilutive provisions of the Company’s compensation plans.

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Our Executive Compensation Program

The intent of the Company’s executive compensation program is to attract and retain talent and to create incentives for and to reward excellent performance. To that end, we seek to compensate our executives in a manner that:

•	is competitive;
•	rewards performance that creates shareholder value and recognizes individual contribution; and
•	encourages longer-term value creation.

Philosophy and Peer Group

The following describes the compensation philosophy on which the fiscal year 2013 compensation was based. As a result of the Share Purchase, the Compensation Committee was reconstituted with new members on November 22, 2013. The new Compensation Committee is currently evaluating the compensation philosophy and programs and may implement prospective changes based on that review. For fiscal year 2013, as a general proposition, the Compensation Committee believed that aggregate base salaries for executives should be below the median for comparable companies and that a larger component of total pay should be in the form of variable compensation. In developing and maintaining appropriate compensation programs and compensation levels for our executives, the Compensation Committee performs the following:

•	A review of two sets of comparative data prepared by our compensation consultant to evaluate the positioning of compensation levels for our executives.
o	The first set of market data comes from published compensation surveys and reflects prevailing compensation practices and levels for broad-based general industry companies.
o	The second set of market data comes from compensation information publicly filed by twelve peer companies (our “Compensation Peer Group”). The Compensation Committee believes that peer company data provides useful information, but few, if any, peers accurately mirror Alico’s operations. However, the Company utilizes the data as a reference point in its compensation determination, in conjunction with data from published surveys. These data points create ranges of compensation values that the Compensation Committee considers in setting executive pay levels. The benchmark data reviewed by the Compensation Committee are statistical summaries of pay practices and are not representative of the compensation levels at any one organization.

•	The Compensation Peer Group adopted by the Company consists of the twelve companies listed below. All are publicly traded companies with annual revenues between $17 million and $525 million, with the median revenue being $99 million.
o	Alexander & Baldwin, Inc.
o	AV Homes, Inc.
o	Consolidated-Tomoka Land Co.
o	Deltic Timber Corporation
o	Forestar Group Inc.
o	Griffin Land & Nurseries, Inc.
o	Limoneira Company
o	Pope Resources L.P.
o	Potlatch Corporation
o	Tejon Ranch Company
o	The St. Joe Company
o	Thomas Properties Group, Inc.

•	The Compensation Committee annually reviews the Company’s financial performance and evaluates the individual performance of each executive and his/her role in influencing Company performance and the financial condition of the Company. The Compensation Committee evaluated the performance of the NEOs based on the Compensation Committee’s overall judgment using quantitative and qualitative factors, including the accomplishment of initiatives, attitude and leadership. The
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Compensation Committee did not directly link compensation to achievement of performance goals, but rather considered the contribution of the NEOs in the context of relevant conditions and many factors beyond the executive’s control, such as weather, commodity prices and strategic opportunities, to determine if and to what extent the NEO’s individual contribution merits discretionary compensation.

Consultants

The Compensation Committee makes recommendations to the Board for all compensation for executives, including the structure and design of the compensation programs. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. The Compensation Committee engaged Pearl Meyer & Partners in the latter part of fiscal year 2013 to advise the Compensation Committee with respect to the Company’s compensation programs and to perform various related studies and projects, including market analysis and compensation program design for fiscal year 2014. Towers Watson advised the Compensation Committee for fiscal years 2013, 2012 and 2011. The Compensation Committee reviews the role of its compensation advisors and has concluded that no conflicts of interest exist with either of Pearl Meyer & Partners or Towers Watson and further believes that each of Pearl Meyer & Partners and Towers Watson are fully independent for purposes of providing ongoing recommendations regarding executive compensation.

Pay Mix

As noted above, the Compensation Committee believes that a significant portion of each executive’s compensation opportunity should be tied to variable compensation and value creation for shareholders. The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals, and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits shareholders over the long term.

Base Salaries

Base salaries for the Company’s NEOs are based on their scope of responsibilities, education and training levels, leadership abilities, performance and specialized skills. Determination of salaries is based on the current competitive market environment including overall demand for such executives and competitive pay practices including a review of the Company’s Peer Group and other relevant data. The Company’s financial performance, overall financial condition, and individual performance are evaluated in addition to the factors listed above in order to determine whether salary increases are advisable. The Compensation Committee wishes to incentivize executives with pay for performance. Accordingly, base salary levels of the Company are generally lower than the market median. It is the Compensation Committee’s philosophy to provide a significant portion of the compensation paid to each executive through its discretionary incentive bonus program and long-term incentives.

The Compensation Committee made no increases to the base salaries of the NEOs in fiscal year 2013. Annual salaries for the NEOs are summarized in the table below:

NEO	FY 2012	FY 2013
JD Alexander	$380,000	$380,000
Kenneth Smith, Ph.D.	$285,000	$285,000
W. Mark Humphrey, CPA	$200,000	$200,000
Steven C. Lewis, CPA	$175,000	$175,000

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus (“discretionary bonus”) program. The Compensation Committee evaluates the Company’s financial performance and overall financial condition in addition to its evaluation of each of the NEOs to determine if discretionary bonuses are to be paid for the fiscal year. The Compensation Committee generally does not establish target minimum or maximum bonus levels for executives. If, in the Compensation Committee’s discretion, the Company’s performance and overall financial condition do not warrant the payment of discretionary bonuses, no such bonuses are paid.

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When the Compensation Committee determines that the interests of the Company and its shareholders would be served by the payment of discretionary bonuses, the Compensation Committee also considers the individual performance of each executive and his/her role in influencing Company performance and the financial condition of the Company. In the case of NEOs other than the CEO, these evaluations are based in part on input from the Company’s CEO regarding each executive’s performance. The Compensation Committee evaluates the executive’s performance based on the Compensation Committee’s overall judgment considering a number of quantitative and qualitative factors, including accomplishment of initiatives, attitude and leadership. All Compensation Committee actions regarding the discretionary bonuses are subject to the review and approval of the Board.

Based on the Company’s financial results in fiscal year 2013, the Compensation Committee approved discretionary bonuses as follows:

Executive	Payout	% of Salary
JD Alexander	$240,000	63%
Kenneth Smith, Ph.D.	$200,000	70%
W. Mark Humphrey, CPA	$80,000	40%
Steven C. Lewis, CPA	$55,000	31%

The Compensation Committee believes that these discretionary bonuses are consistent with the Company’s fiscal year 2013 financial performance, reflect the competitive market and are appropriate to the scope of responsibility and contribution made by each NEO.

Long-Term Incentives

No long-term incentive awards were made to the NEOs during fiscal year 2013. On May 26, 2011, the Board approved the adoption of the Long-Term Incentive Program (the “Program”) as part of the Alico, Inc. 2008 Incentive Equity Plan. Pursuant to the Program, the Company entered into Restricted Stock Award Agreements with Kenneth Smith, W. Mark Humphrey and Steven C. Lewis on May 26, 2011, and with JD Alexander on April 19, 2012.

Under the Restricted Stock Award Agreements, the NEOs were entitled to receive awards of restricted common stock of the Company if the Performance Criteria or Partial Performance Criteria (each as outlined below) were achieved. The restricted common stock awards were subject to vesting restrictions as specified.

The number of shares subject to each award to each NEO (the “Award Level”) was determined based on the product of (i) the percentage of base salary represented by the annualized value of long-term incentive compensation that ranked at the 75th percentile of the Company’s Compensation Peer Group at the time of the award for the comparable executive officer of Compensation Peer Group companies; (ii) multiplied by the median base salary of the comparable executive officer at Compensation Peer Group companies; (iii) and multiplied by three (to reflect a three-year compensation period under the Program); (iv) divided by the Base Stock Price (i.e., the 20 Day Average Closing Price (described below) of the common stock immediately prior to the grant date of the award).

Under the Restricted Stock Award Agreements, the “Performance Criteria” would be achieved if, at any time during the five year period following the Award Date (the “Performance Period”), the average of the closing price of Alico’s common stock over the most recent 20 consecutive trading day period (the “20 Day Average Closing Price”) exceeds (i) 200% of the Base Stock Price at any time during the three-year period commencing on the Award Date, or (ii) 214% of the Base Stock Price during the one-year period commencing on the third anniversary of the Award Date and ending on the fourth anniversary of the Award Date or (iii) 228% of the Base Stock Price at any time during the one-year period commencing on the fourth anniversary of the Award Date and ending on the fifth anniversary of the Award Date (in each case, the “Target Average Stock Price”). If the 20 Day Average Closing Price equals or exceeds 100% of the applicable Target Average Stock Price on any day during the Performance Period, Participants would be awarded, subject to vesting, 100% of their respective Award Levels.

If the Performance Criteria was not achieved during the Performance Period but at any time during the Performance Period, the 20 Day Average Closing Price exceeded 90% of the applicable Target Average Stock Price, then 50% of the Award Level for each respective Participant shall be awarded, subject to vesting, at the end of the Performance Period (“Partial Performance Criteria”). The Partial Performance Criteria was achieved under the Restricted Stock Award Agreements for each of the NEOs during fiscal year 2013 as further discussed below.

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If the Performance Criteria was achieved, the shares of restricted common stock subject to the award would vest as follows:

•	50% of the Award Level would immediately vest upon achievement of the Target Average Stock Price (the date of such achievement, the “Achievement Date”).
•	25% of the Award Level would vest on the first anniversary of the Achievement Date.
•	25% of the Award Level would vest on the second anniversary of the Achievement Date.

If the Partial Performance Criteria was achieved, the shares of restricted common stock subject to the award would vest as follows:

•	25% of the Award Level would vest at the end of the Performance Period.
•	12.5% of the Award Level would vest on the first anniversary of the end of the Performance Period.
•	12.5% of the Award Level would vest on the second anniversary of the end of the Performance Period.

The Partial Performance Criteria was achieved for each of the NEOs during fiscal year 2013, but no shares vested during fiscal year 2013.

The Share Purchase constituted a change-in-control as defined in the Restricted Stock Award Agreements and resulted in the vesting of the award of shares to the NEOs on November 19, 2013. The shares are to be delivered within 60 days of vesting. The vesting effectively concluded the Long-Term Incentive Program.

Retirement Benefits

Executives are allowed to participate in the Company’s qualified employee benefit 401(k) and Profit Sharing Plan offered to all full-time employees. Under the plan, the Company provides a matching contribution of up to 4% of a participating employee’s eligible compensation. Additionally, annual discretionary contributions, based on a percentage of salary determined at the Board of Directors’ sole discretion, may be contributed pursuant to the qualified profit-sharing portion of the plan. The Company made 3%, 4% and 3% discretionary contributions for fiscal years 2013, 2012 and 2011, respectively.

Perquisites and Other Fringe Benefits

The Company’s executives receive health and insurance benefits, such as group medical and life, under plans generally available to all salaried employees. Other fringe benefits consist of life insurance, company provided vehicles and housing allowances where appropriate, and dividends on restricted stock awards. The Company does not own a corporate jet or helicopter nor does it pay for country club dues or other such perquisites.

Compensation Risk Assessment

From time to time, a comprehensive assessment is conducted to identify potential risks within the Company’s compensation program. At the end of fiscal year 2012, this review concluded that the Company’s compensation program was balanced and did not promote imprudent or excessive risk taking. The Company does not use highly leveraged short-term incentives that encourage short-term, high-risk strategies at the expense of long-term performance and value. Furthermore, the Compensation Committee is heavily involved in making compensation decisions that are consistent with the Company’s business strategy. The Company’s compensation programs promote consistent, long-term performance by heavily weighting variable compensation so that it rewards executives for strong operating performance and favorable financial performance.

Use of Tally Sheets

To assist the Compensation Committee in making compensation decisions, the Compensation Committee reviews compensation tally sheets that present comprehensive data on the total compensation and benefits package for each

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of the NEOs. These tally sheets include all obligations for present and projected future compensation and contain comparative historical information.

Change in Control Arrangements

In March of 2013, the Company entered into Change-in-Control Agreements with each of its NEOs (JD Alexander, Kenneth Smith, W. Mark Humphrey, and Steven C. Lewis). Pursuant to the terms of the agreements, in the event the NEO is terminated without “cause” (as defined in the applicable NEO’s agreement) or resigns for “good reason” (as defined in the applicable NEO’s agreement) within 18 months following a change-in-control, the NEO will receive, in the case of Mr. Alexander, an amount equal to 2 times the sum of his base salary and the average of his cash compensation other than base salary during the three-year period prior to termination, and in the cases of Messrs. Smith, Humphrey and Lewis, an amount equal to 1 times the sum of their respective base salaries and the average of their respective cash compensation other than base salary during the 3-year period prior to termination. Payment of the change-in-control compensation is subject to the execution of a release in favor of the Company by the NEO. On November 6, 2013, Mr. Alexander tendered his resignation as Chief Executive Officer and an employee of the Company subject to and effective immediately following the Closing of the Share Purchase, thereby waiving his right to receive any payments under the Change-in-Control Agreement.

On November 6, 2013, the Company entered into a Consulting and Non-Competition Agreement with Mr. Alexander under which (i) Mr. Alexander will provide consulting services to the Company for a period of two years after the closing, (ii) Mr. Alexander will be bound by certain non-competition, non-solicitation and non-interference covenants for a period of two years after the Closing of the Share Purchase, and (iii) the Company will pay Mr. Alexander $2 million in 24 monthly installments after the Closing of the Share Purchase for such services and covenants.

Under the Restricted Stock Award Agreements, the shares subject to the awards become fully vested upon, and are to be issued to the NEOs within 60 days following, a change-in-control. The Share Purchase constituted a change-in-control under the Restricted Stock Award Agreements and resulted in the vesting of shares to the NEOs.

The following table sets forth estimates of the amounts payable to each of the NEOs upon a change-in-control, assuming a change-in-control occurred on September 30, 2013 and the NEO experienced a qualifying termination on that date.

Named Executive Officer	Payments Under Restricted Stock Award Agreement (1)	Potential Payments Under Change-in-Control Agreement (2)		Total Payments Upon Change-in- Control
JD Alexander	$3,861,458	$ 1,361,147	(3)	$5,222,605
Kenneth Smith, Ph.D.	1,274,870	495,471		1,770,341
W. Mark Humphrey, CPA	751,353	303,909		1,055,262
Steven C. Lewis, CPA	386,751	248,954		635,705
Total	$6,274,432	$2,409,481		$8,683,913

(1)	The amounts shown represent the estimated value of the shares of restricted stock that would be awarded to the NEO upon a change-in-control, using the $41.17 closing price of the common stock on September 30, 2013.

(2)	Under the Change-in-Control Agreements, the NEO will only be entitled to these payments if he is terminated “without cause” or if he resigns for “good reason” within 18 months after a change-in-control.

(3)	The amount shown in this column represents the payment Mr. Alexander would have been entitled to receive under his Change-in-Control Agreement upon a qualifying termination occurring on September 30, 2013. Prior to the Share Purchase, Mr. Alexander waived his rights to payments under his Change-in-
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Control Agreement by tendering his resignation as an employee, subject to and effective immediately following the Closing of the Share Purchase. Also, Mr. Alexander will receive $2,000,000, to be paid in 24 monthly installments, in consideration of consulting services to be performed by Mr. Alexander and compliance by Mr. Alexander with certain non-competition, non-solicitation and non-interference covenants.

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of its officers and Directors (each, an “Indemnified Party”). Pursuant to the terms of the agreements, the Company agreed to indemnify each Indemnified Party, to the fullest extent permitted by applicable law, against all expenses, judgments and fines incurred in connection with any legal proceeding brought against an Indemnified Party by reason of the fact that he is or was an officer or Director of the Company or by reason of any action taken by him while acting on behalf of the Company. The Company also agreed to maintain directors’ and officers’ liability insurance policies at existing coverage levels for as long as an Indemnified Party continues to serve as an officer or Director of the Company and for a period of six years thereafter.

Stock Ownership Guidelines for CEO and Directors

The Company believes that its CEO should have a financially significant investment in the Company so that his or her interest and the interest of the Company’s shareholders are aligned. In furtherance of this goal, in January 2013 the Board adopted a CEO Stock Purchase Policy requiring the CEO to beneficially own shares in the Company with a value equal to the higher of the market value or the price at which the CEO acquired the stock that is equal to or greater than $250,000 or the lesser amount applicable to a phase-in period as specified below (the “Company CEO Target Stock Ownership Requirement”), determined as of the end of each fiscal year. During the phase-in period, the CEO who is phasing-in ownership must own, as of each measurement date (as described below) and at all times thereafter while he or she is the CEO of the Company, stock with a market value at least equal to or greater than the phase-in Company CEO Target Ownership Requirement as follows: At the end of the fiscal year during which the CEO is hired (the “first measurement date”), the CEO must have ownership of $50,000 in Alico common stock, at the end of the next fiscal year after the first measurement date, have ownership of $150,000 in Alico common stock and at the end of the second fiscal year after the first measurement date, have ownership of $250,000 in Alico common stock.

In 2005, the Board adopted, and the Company’s shareholders approved, a Director stock purchase policy requiring that all Directors who were not beneficial owners of Atlantic Blue own Alico common stock with a market value (or cost, if higher) that is equal to or greater than $200,000 or such lesser amount as is applicable to a phase-in period (the “Company Director Target Stock Ownership Requirement”). To provide Directors serving on the Board as of the date of the adoption of this policy and new Directors who subsequently join the Board the opportunity to meet this requirement over a reasonable period of time, each such Director has three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board at a time when there is less than four months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until the end of the next full fiscal year. The Company Director Target Stock Ownership Requirement will be measured at the end of the phase-in period and annually thereafter at the end of each fiscal year.

Tax Impact on Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each NEO, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. The Company’s executive compensation program is intended to maximize the deductibility of compensation; however, there can be no assurance that all long-term incentive compensation, if and when any is paid to any NEO, will ultimately prove to be deductible to the Company under the Code and applicable U.S. Treasury Regulations. Further, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay nondeductible compensation.

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Executive Officers

The following table sets forth certain information on each of the current Executive Officers of the Company.

Name	Age	Position and Background with the Company
Clayton G. Wilson	52	Mr. Wilson is a third generation citrus grower and has been actively involved in the citrus industry for over 28 years. Prior to his appointment as our Chief Executive Officer, he was the Chief Executive Officer of 734 Citrus Holdings, LLC, d/b/a Silver Nip Citrus. Mr. Wilson is Vice President and Chairman of the Board for Latt Maxcy Corporation and also serves on the board of Citizens Bank and Trust. Mr. Wilson is also a board member of many industry associations, including Ranch One Cooperative, Cooperative Producers, Inc. and Gulf Harvesting, Inc., and past President of Highlands County Citrus Growers Association. He currently serves as a board member and Vice President of Citrus Marketing Services and is a past board member of the Harvesting Advisory Council for the Florida Department of Citrus. He holds a degree in commerce and Business Administration from the University of Alabama.

Kenneth Smith, Ph.D.	46	Executive Vice President and Chief Operating Officer (July 1, 2010–Present). Prior to joining Alico, Dr. Smith was the Vice-President of Agriculture Operations for Atlanticblue Group Inc. Prior to joining Atlanticblue, Dr. Smith was a private consultant for large cattle operations across the United States, including Alico, and held various management positions in technical services/research and business management with Purina Mills, Inc. He holds a BS and MS degree in Animal Science from West Texas State University and a PhD from Texas Tech University.

W. Mark Humphrey, CPA	42	Senior Vice President and Chief Financial Officer (June 20, 2011–Present). Prior to joining Alico, Mr. Humphrey was the Chief Financial Officer for the Compass Management Group, LLC, a diversified company involved in the management of homeowners associations and commercial properties in Southwest Florida. Prior to his involvement with the Compass Management Group he held similar positions with Prism Microwave, Inc. and Source Interlink Companies. Mr. Humphrey started his career with PricewaterhouseCoopers and spent two years in the firm’s National Accounting & SEC Directorate in New York City where he helped develop Sarbanes –Oxley methodology for the firm and its clients. Mr. Humphrey holds a BS and MS degree in Accounting from the University of Florida and he has a Florida CPA designation.

Steven C. Lewis, CPA	53	Treasurer (December 2010- Present) Prior to joining Alico, Mr. Lewis served as Chief Financial Officer for Wilson Miller, Inc. and was the Corporate Controller of Miromar Development Corporation in Southwest Florida. Mr. Lewis also spent approximately six years in public accounting, principally with Kenneth Leventhal & Company in Miami, Florida. He holds a BS degree in Accounting from the University of Florida and he has a Florida CPA designation.

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Executive Compensation

The following table provides information regarding the compensation of our Named Executive Officers for fiscal years 2013, 2012, and 2011. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (c)	Bonus (d)	Stock Awards (e)		All Other Compensation (i)	Total (j)
JD Alexander(1)	2013	$380,000	$240,000	$90,778	(4)	$25,211	$735,989
President and Chief Executive Officer	2012	$285,000	$300,000	$299,891	(4)	$35,936	$920,827
	2011	$190,000	$200,000	$54,000	(4)	$26,423	$470,423

W. Mark Humphrey, CPA(2)	2013	$200,000	$80,000	$-		$14,059	$294,059
Senior Vice President and Chief Financial	2012	$200,000	$100,000	$-		$13,759	$313,759
Officer	2011	$56,923	$25,000	$7,308		$160	$89,391

Kenneth Smith, Ph.D.	2013	$285,000	$200,000	$-		$24,195	$509,195
Executive Vice President and	2012	$285,000	$200,000	$-		$19,305	$504,305
Chief Operating Officer	2011	$285,000	$150,000	$12,379		$37,913	$485,292

Steven C. Lewis, CPA (3)	2013	$175,000	$55,000	$-		$13,984	$243,984
Treasurer	2012	$175,000	$65,000	$-		$13,924	$253,924
	2011	$134,615	$30,000	$3,703		$843	$169,161

(1)	Mr. JD Alexander began serving as President and Chief Executive Officer in February 2010 on a part-time basis. Effective April 2, 2012, he began working on a full-time basis, and his annual base salary was increased to $380,000 effective on that date.

(2)	Mr. Humphrey was appointed as Senior Vice President and Chief Financial Officer effective June 20, 2011. Amounts shown for fiscal year 2011 are from June 20, 2011 to September 30, 2011.

(3)	Mr. Lewis began his employment on December 20, 2010 as Treasurer. Amounts shown for fiscal year 2011 are from December 20, 2010 to September 30, 2011.

(4)	Mr. JD Alexander received Director fees in stock awards in lieu of cash fees in addition to his compensation as CEO. This amount is also reflected in the Director Compensation Table.

Columns ((f)-(h)) have been omitted as they are not applicable.

Salary (Column (c))

The amounts reported in Column (c) represent base salaries paid to each of the Named Executive Officers for each of the last three completed fiscal years, as indicated.

Bonuses (Column (d))

The amounts reported in Column (d) represent bonuses paid to each of the Named Executive Officers for the last three completed fiscal years, as indicated.

Stock Awards (Column (e))

The amounts reported in Column (e) for Mr. Alexander include the value of stock received in lieu of cash fees for his service as a Director ($90,778 for fiscal year 2013, $299,891 for fiscal year 2012, and $54,000 for fiscal year

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2011). The amount reported in Column (e) for Mr. Alexander for fiscal year 2012 also includes, and the amounts reported in Column (e) for Mr. Humphrey, Dr. Smith and Mr. Lewis for fiscal year 2011 consist of, the grant date fair value of restricted stock awards to those individuals that are subject to performance- and service-based conditions. These awards are described in greater detail below under “—Outstanding Equity Plan-Based Awards at Fiscal Year End 2013.” The Company calculated the grant date fair values of the restricted stock awards using a binomial model and applying the following assumptions: (i) grant date stock price of $24.56 ($23.00 in the case of Mr. Alexander); (ii) target stock price to achieve performance criteria of $50.40 ($46.00 in the case of Mr. Alexander); (iii) risk-free interest rate 0.25% and (iv) expected volatility of 53.3%.

No stock options or stock appreciation rights have been granted since February 2004. There were no outstanding stock options or appreciation rights outstanding as of September 30, 2013.

All Other Compensation (Column (i))

The amounts reported in Column (i) represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits, tax reimbursements, Company contributions to the Company’s 401(k) retirement plans, insurance premiums for life insurance policies and the value of dividends on restricted stock paid during fiscal year 2013 on vested and unvested units of restricted stock granted. The following table shows and explains the specific amounts included in Column (i) of the Summary Compensation Table for fiscal year 2013. Under SEC Rules, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For purposes of uniformity, all information regarding perquisites has been provided for each Named Executive Officer, not just those meeting the $10,000 threshold.

Name	Perquisities and Other Personal Benefits (1)	Registrant Contributions to Retirement Plans	Insurance Premiums (2)	Value of Restricted Stock Dividends Earned During the Fiscal Year (3)	Total
JD Alexander	$1,803	$18,900	$4,508	$-	$25,211
W. Mark Humphrey, CPA	$-	$13,100	$959	$-	$14,059
Kenneth Smith, Ph.D.	$-	$20,372	$3,823	$-	$24,195
Steven C. Lewis, CPA	$-	$13,025	$959	$-	$13,984

_____________________

(1)	Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company, including the cost to the Company for Company cars used for commuting and other personal transportation. The amounts will be based on the fair lease value of the vehicle in accordance with tables published annually by the Internal Revenue Service where applicable, and the amount of vehicle or housing allowances paid. Executives are taxed on the imputed income attributable to personal use of Company vehicles, including commuting mileage, and do not receive tax assistance from the Company with respect to these amounts.

(2)	Represents applicable premiums paid on life insurance policies for each of the NEOs.

(3)	Dividends on shares of restricted stock are paid to participants during the fiscal year on vested and unvested shares whenever dividends are paid to the Company’s common shareholders.

Total Compensation (Column (j))

The amounts reported in Column (j) are the sum of Columns (c) through (i) for each of the Named Executive Officers. All compensation amounts reported in Column j include amounts paid and amounts deferred.

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Grants of Plan-Based Awards in Fiscal Year 2013

There were no grants of equity plan-based awards to the Named Executive Officers in the fiscal year ended September 30, 2013, other than the shares received by Mr. JD Alexander in lieu of cash fees totaling $90,778 for his service as a Director.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)
JD Alexander	10/2/2012	486
	1/16/2013	474
	4/2/2013	393
	7/3/2013	1,287
Total		2,640

_____________________

(1)	In connection with his service as a Director, Mr. Alexander received 2,640 shares of Common Stock in lieu of cash fees totaling $90,778. This amount is also reflected in the Director Compensation Table.

Outstanding Equity Plan-Based Awards at Fiscal Year End 2013

The following table provides information about current holdings of grants of performance equity plan-based awards to the Named Executives Officers in the fiscal year ended September 30, 2013. The table includes performance share grants with performance conditions that had not been satisfied as of September 30, 2013.

	STOCK AWARDS
Name	Number of Shares or Units of Stock That Have Not Vested(#) (1)	Market Value of Shares or Units That Have Not Vested ($) (2)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
JD Alexander	93,793	$3,861,458	46,897	$1,930,729
W. Mark Humphrey, CPA	18,250	$751,353	9,125	$375,676
Kenneth Smith, Ph.D.	30,966	$1,274,870	15,483	$637,435
Steven C. Lewis, CPA	9,394	$386,751	4,697	$193,375

_____________________

(1)	Vesting of these contingently restricted common shares awarded requires both continued service and attainment of specified share price targets of the common stock with respect to each reward.

(2)	If the Performance Criteria is achieved, vesting of contingently awarded restricted shares is as follows:
(i) 50% of the Award Level will vest immediately upon the attainment of the achievement of the Performance Criteria, (ii) 25% of the Award Level will vest on the first anniversary of the Achievement Date, and (iii) 25% of the Award Level will vest on the second anniversary of the Achievement Date. If the Partial Performance Criteria is achieved, vesting of contingently awarded restricted shares is as follows: (i) 25% of the Award Level will vest at the end of the Performance Period, (ii) 12.5% of the Award Level will vest on the first anniversary of the end of the Performance Period and (iii) 12.5% of the Award Level will vest on the second anniversary of the end of the Performance Period. NEOs must be employed by the Company through the vesting dates to receive their stock award.
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(3)	Threshold is met if the 20 Day Average Closing Price exceeds 90% of the applicable target average stock price of the award level subject to the vesting conditions. For the awards granted on 4/19/2012, 90% of the target is $41.40 per share. For the awards granted on 5/26/2011, 90% of the target is $45.27 per share.

(4)	Target is met if the 20 Day Average Closing Price exceeds 200% of the base stock price at any time during the three years beginning on the award date. For awards granted on 4/19/2012, 200% of the base price is $46.00 per share and for the awards granted on 5/26/2011, 200% of the base price is $50.30 per share.

Option Exercises and Stock Vested in Fiscal Year 2013

No options were exercised during fiscal year 2013 by any of the Named Executive Officers and there were no stock options outstanding at September 30, 2013.

On February 8, 2013, the CEO’s restricted common stock award under the Program exceeded 90% of the applicable Target Average Stock Price meeting the Partial Performance Criteria. Additionally, on April 3, 2013, the other NEOs’ stock awards under the Program exceeded 90% of the applicable Target Average Stock Price. No shares were vested in fiscal year 2013.

All shares awarded became fully earned and vested upon the Share Purchase on November 19, 2013.

Pension Benefits

Management Security Plan

The management security plan (“MSP”) is a nonqualified, noncontributory defined supplemental deferred retirement benefit plan for a select group of management personnel. The MSP provides a fixed supplemental retirement benefit for 180 months certain. The MSP is frozen; no new participants are being added and no benefit increases are being granted.

JD Alexander had an accrued vested benefit of approximately $65,959 at September 30, 2013. The other NEOs are not participants in the MSP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
JD Alexander	Management Security Plan	7	$65,959	$-

Nonqualified Deferred Compensation

None of our NEOs participate in any nonqualified defined contribution plan.

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Certain Relationships and Related Party Transactions

734 Investors and 734 Agriculture

On November 19, 2013, 734 Agriculture and its affiliates, including 734 Investors, acquired all of the approximately 51% of Alico’s common stock then owned by Atlanticblue. 734 Investors now beneficially owns, directly or indirectly, approximately 51% of the outstanding shares of the Company’s common stock and possess the voting power to control the election of the Company’s Directors and any other matter requiring the affirmative vote or consent of the Company’s shareholders. 734 Agriculture is the sole managing member of 734 Investors. By virtue of its ownership percentage, 734 Investors and 734 Agriculture are able to elect all of the Directors and, consequently, control Alico. Messrs. Brokaw and Trafelet are the two controlling persons of 734 Agriculture.

Silver Nip

On November 22, 2013, the Company entered into an employee lease agreement with Mr. Wilson and Silver Nip (the “Silver Nip Agreement”). Silver Nip is owned and controlled by Messrs. Brokaw, Trafelet and Wilson.

The Silver Nip Agreement provides, subject to the terms and conditions set forth therein, for the Company to furnish Mr. Wilson’s services to Silver Nip to perform the functions and services that Mr. Wilson has previously performed for Silver Nip prior to his resignation as CEO of Silver Nip. The Silver Nip Agreement provides that Mr. Wilson will spend a majority of his working time performing functions and services for the Company and that in no event will Mr. Wilson be required to take any action that he or the Company determines could conflict with Mr. Wilson’s exercise of his fiduciary duties under applicable law owed to the Company or could interfere with the performance of his duties as an executive officer of the Company. In exchange for furnishing Mr. Wilson’s services, Silver Nip has agreed to pay to the Company the cash salary that would have been paid to Mr. Wilson pursuant to his previous employment arrangement with Silver Nip, had that arrangement continued to be in force.

The Silver Nip Agreement provides that it continues through December 31, 2013, but if neither the Company nor Silver Nip has provided the other with written notice of an intention to terminate the Silver Nip Agreement at least three business days before December 31, 2013 (or any subsequent renewal period), the Silver Nip Agreement will automatically renew for a one-month period. In addition, Silver Nip may terminate the Silver Nip Agreement at any time upon 10 business days’ prior written notice to the Company. The description of the Silver Nip Agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement, which is listed as an exhibit to the Company’s Current Report on Form 8-K filed on November 25, 2013.

Atlanticblue

Prior to the Share Purchase transaction on November 19, 2013, Atlanticblue owned approximately 51% of Alico’s common stock. By virtue of its ownership percentage, Atlanticblue was able to elect all of the Directors and, consequently, control Alico. JD Alexander resigned March 31, 2012 as the President and Chief Executive Officer of Atlanticblue and did not stand for re-election as a Director at the June 2012 Atlanticblue shareholders meeting. In February 2010, JD Alexander was appointed Alico’s President and Chief Executive Officer, and he served on Alico’s Board of Directors. Robert J. Viguet, Jr., an Alico Director, did not stand for re-election as a Director of Atlanticblue at its June 2012 shareholders meeting. Dykes Everett was elected to the Alico Board of Directors at Alico’s February 2013 shareholders meeting; he was nominated by Atlanticblue, where he serves as a Director.

Alico Fruit Company (“Alico Fruit”) is currently marketing and/or purchasing citrus fruit from TRI-County Grove, LLC, a wholly owned subsidiary of Atlanticblue. During the year ended September 30, 2013, Alico Fruit marketed 201,802 boxes of fruit, for approximately $1,907,000. During the fiscal year ended September 30, 2012, Alico Fruit marketed 237,626 boxes of fruit, for approximately $2,900,000. Alico Fruit markets citrus fruit for TRI-County Grove, LLC at the customary terms and rates the Company extends to third parties.

JD Alexander

On November 6, 2013, JD Alexander tendered his resignation as Chief Executive Officer and as an employee of the Company, subject to and effective immediately after the Closing of the Share Purchase transaction on November 19,

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2013. Mr. Alexander’s resignation includes a waiver of any rights to any payments under his Change-in-Control Agreement with the Company. At that time, the Company and Mr. Alexander entered into a Consulting and Non-Competition Agreement under which (i) Mr. Alexander will provide consulting services to the Company during the two-year period after the Closing, (ii) Mr. Alexander agreed to be bound by certain non-competition covenants relating to the Company’s citrus operations and non-solicitation and non-interference covenants for a period of two years after the Closing, and (iii) the Company will pay Mr. Alexander for such services and covenants $2 million in twenty-four monthly installments. Mr. Alexander also agreed, in a separate side letter with the Company, not to sell or transfer the shares that will be awarded pursuant to his Restricted Stock Award Agreement (other than to a family trust) for a period of two years after the Closing. Mr. Alexander also executed a general release in favor of the Company.

Other

Mr. Charles Palmer, who served as a member of the Board until his resignation became effective on November 19, 2013, leased approximately 2,300 acres from the Company for a recreational lease in fiscal year 2013 and 2012. He pays approximately $33,000 annually at the customary terms and rates the Company extends to third parties.

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Audit Committee Report

The Audit Committee had primary responsibility for interacting with the Company’s outside auditors during the preparation of the audited financial statements for the fiscal year ended September 30, 2013 (the “audited financial statements”). The Audit Committee currently consists of the following independent Directors: Ramon A. Rodriguez (Chairman), Adam D. Compton and W. Andrew Krusen, Jr.

Ramon A. Rodriguez was designated Audit Committee financial expert and was qualified to act in such capacity. The Audit Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2013:

•	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.
•	The Audit Committee has discussed with McGladrey LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.
•	The Audit Committee has received from McGladrey, LLP the written disclosures and the letter from the independent accountants required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence and has discussed with McGladrey LLP their independence.
•	Based on and relying on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for filing with the U.S. Securities and Exchange Commission.

Audit Committee for Fiscal Year Ended September 30, 2013:

Ramon A. Rodriguez, Chairman

Adam D. Compton

W. Andrew Krusen, Jr.

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PROPOSAL 2:

RATIFICATION OF THE SELECTION OF MCGLADREY LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected McGladrey LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2014. McGladrey LLP currently serves as our independent registered public accounting firm.

Representatives of McGladrey LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder Ratification of the Appointment of Independent Registered Public Accountants

We are asking our shareholders to ratify the selection of McGladrey LLP as our independent registered public accounting firm. Although ratification is not required by our articles of incorporation, bylaws or otherwise, the Board is submitting the selection of McGladrey LLP to our shareholders for ratification as a matter of good corporate practice. In the event the appointment is not ratified by our shareholders, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and our shareholders.

Independent Registered Public Accounting Firm

Fees paid to McGladrey LLP for the fiscal years ended September 30, 2013 and 2012 were as follows:

	2013	2012
Audit Fees(1)	$223,293	$342,864
Audit Related Fees(2)	-	-
Tax Fees(3)	65,096	69,625
All Other Fees(4)	-	-
Total	$288,389	$412,489

____________________

(1)	Audit fees include the aggregate fees billed by McGladrey LLP for professional services and expenses rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements for the years ended September 30, 2013 and 2012 and assessment of the Company’s system of internal controls and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees billed by McGladrey LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)	Tax fees include fees billed by McGladrey LLP for professional services rendered for tax compliance, advice and planning services for the fiscal years ended September 30, 2013 and 2012.

(4)	McGladrey LLP did not bill for any services other than those listed above for the years ended September 30, 2013 and 2012.

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s outside auditors. To fulfill that requirement, the Company’s outside auditor, McGladrey LLP, provides a proposal to the Audit Committee for all services it proposes to provide and the Audit Committee then approves the proposals as appropriate. During fiscal years 2013 and 2012, 100% of the services provided by McGladrey LLP were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF MCGLADREY LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

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PROPOSAL 3:
ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter to us and to our shareholders. We are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our strategic goals and success. Under our executive compensation program, our Named Executive Officers receive compensation that encourages both near-term and long-term growth and successes through compensation linked to performance standards aimed to increase shareholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our Named Executive Officers.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our shareholders;
•	providing competitive compensation to our Named Executive Officers;
•	rewarding Named Executive Officers for past performance and motivating them to excel in the future; and
•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs have been effective at motivating our Named Executive Officers to achieve superior performance and success for us, aligning compensation with performance measures and shareholder interests and enabling us to attract, retain and motivate talented executive officers.

Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our Named Executive Officers. This advisory vote is commonly known as a “say-on-pay” proposal. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking our shareholders to approve the following resolution at our Annual Meeting:

RESOLVED, that the shareholders of Alico, Inc. (the “Company”) approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinions of our shareholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers.

This advisory vote will be approved if it receives the affirmative vote of the majority of the shares of common stock present at the meeting, in person, or represented by proxy and entitled to vote on this proposal that are voted “for” or “against” the matter. Abstentions and broker “non-votes” will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INDICATE YOUR SUPPORT FOR
THE COMPANY’S COMPENSATION PHILOSOPHY, POLICIES AND PROCEDURES BY VOTING
“FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS.

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OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the next Annual Meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by September 30, 2014, for inclusion in the Proxy Statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2015 Annual Meeting date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year.

Shareholders who otherwise wish to present a proposal or nominate directors at the 2015 Annual Meeting of Shareholders must deliver written notice of the proposal to our Corporate Secretary at our principal executive offices, no earlier than October 1, 2014 and no later than October 31, 2014 (provided, however, that if the 2015 Annual Meeting is held earlier than January 29, 2015 or later than April 29, 2015, proposals must be received no earlier than the close of business on the later of the 120th day prior to the 2015 Annual Meeting or the 10th day following the day on which public announcement of the 2015 Annual Meeting is first made). The submission must include certain information concerning the shareholder and the proposal, as specified in the Company’s amended and restated bylaws. Our Amended and Restated Bylaws are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on January 25, 2013, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our amended and restated bylaws by contacting our Corporate Secretary at our principal executive offices.

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ANNUAL REPORT ON FORM 10-K

A copy of the Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as filed with the Securities and Exchange Commission may be obtained upon request and without charge, by writing:

Alico, Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

Attention: Denise Plair, Corporate Secretary

By Order of the Board of Directors

/s/ Denise Plair

Denise Plair

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 28, 2014:  The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 are available on our website at http://www.alicoinc.com. In addition, you may access these materials at https://www.materials.proxyvote.com/016230.

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IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on February 28, 2014.

Vote by Internet • Go to www.investorvote.com/ALCO • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas. |X|

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

|A| Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. ELECTION OF DIRECTORS:	For	Withhold		For	Withhold		For	Withhold
01 - George R. Brokaw	☐	☐	02 - Adam D. Compton	☐	☐	03 - R. Greg Eisner	☐	☐	Ê
04 - Benjamin D. Fishman	☐	☐	05 - W. Andrew Krusen	☐	☐	06 - Ramon A. Rodriguez	☐	☐
07 - Henry R. Slack	☐	☐	08 - Remy W. Trafelet	☐	☐	09 - Clayton G. Wilson	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF MCGLADREY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐	3.	THE ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT:	☐	☐	☐

4.	IN THEIR DISCRETION, THE PROXY OR PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.	☐	☐	☐

|B| Non-Voting Items

Change of Address — Please print new address below.

|C| Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	92A V	Ê

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on February 28, 2014:

The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 are available on our website at http://www.alicoinc.com. In addition, you may access these materials at https://materials.proxyvote.com/016230.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Alico, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints Henry R. Slack and Clayton G. Wilson, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on December 31, 2013, at the Annual Meeting of Shareholders of the Company to be held on Friday, February 28, 2014 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 28, 2014. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the other side)